Exhibit 99.(q)

Exhibit (q)

POWER OF ATTORNEY

I, the undersigned Trustee or officer of IVA Fiduciary Trust, hereby severally constitute and appoint each of Michael W. Malafronte, Stefanie Hempstead and Shanda Scibilia, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments (including pre- and post-effective amendments) to the Registration Statement of IVA Fiduciary Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name:	Capacity:	Date:

/s/ Manu Bammi	Trustee	August 21, 2008
Manu Bammi

/s/ Michael W. Malafronte	Trustee and President	August 21, 2008
Michael W. Malafronte

/s/ Adele R. Wailand	Trustee	August 21, 2008
Adele R. Wailand

/s/ Stefanie Hempstead	Chief Financial Officer	August 21, 2008
Stefanie Hempstead	and Treasurer